Exhibit 99.1

                         NEOPATH, INC.

               1997 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.  PURPOSE

     The purposes of the NeoPath, Inc. 1997 Employee Stock Purchase Plan (the "Plan") are to (a) assist employees of NeoPath, Inc., a Washington corporation (the "Company"), and of any subsidiary corporations in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) help employees provide for their future security and encourage them to remain in the employ of the Company and any subsidiary corporations.

SECTION 2.  DEFINITIONS

          For purposes of the Plan, the following terms shall be defined as set forth below.

          "Board" means the Board of Directors of the Company.

          "Change  Notice Date" has the meaning set  forth  in
     Section 9.2.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee"   means   the   Company's   Compensation
     Committee or another committee appointed by the Board and given authority by the Board to administer the Plan.

          "Company"   means   NeoPath,  Inc.,   a   Washington
     corporation.

          "Eligible Compensation" means all regular cash compensation, including overtime, cash bonuses and commissions. Regular cash compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave or any other special payments.

          "Eligible Employee" means any employee of the Company (or any Parent Corporation or Subsidiary Corporation designated by the Plan Administrator (a "Designated Corporation")) who is in the employ of the Company (or any such Designated Corporation) on one or more Offering Dates and who meets the following criteria:

     (a) the employee does not, immediately after the Option is granted, own stock (as defined by the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation of the Company;

     (b) the employee's customary employment is for more than 20 hours per week;

     (c) the employee's customary employment is for more than five months in any calendar year; and

     (d) the employee has been employed for at least six months.

          If the Company permits any employee of a Designated Corporation to participate in the Plan, then all employees of that Designated Corporation who meet the requirements of this paragraph shall also be considered Eligible Employees.

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          "Enrollment  Period" has the meaning  set  forth  in
     Section 6.1.

          "ESPP   Broker"  has  the  meaning  set   forth   in
     Section 10.2.

          "Offering" has the meaning set forth in Section 5.1.

          "Offering Date"  means the first day of an Offering.

          "Offering  Period"  has the  meaning  set  forth  in
     Section 5.1.

          "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

          "Parent Corporation" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          "Participant" means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 6.1 and who has not withdrawn from the Offering or whose participation in the Offering has not terminated.

          "Plan"  means the NeoPath, Inc. 1997 Employee  Stock
     Purchase Plan.

          "Plan  Administrator" has the meaning set  forth  in
     Section 3.1.

          "Purchase Date" means the last day of each  Purchase
     Period.

          "Purchase  Period"  has the  meaning  set  forth  in
     Section 5.2.

          "Purchase  Price"  has  the  meaning  set  forth  in
     Section 8.

          "Stock" means the Common Stock, par value $.01 per share, of the Company.

          "Subscription"  has  the  meaning   set   forth   in
     Section 6.1.

          "Subscription  Date" has the meaning  set  forth  in
     Section 6.1.

          "Subsidiary   Corporation"  means  any  corporation,
     other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3.  ADMINISTRATION

     3.1  Plan Administrator

     The Plan shall be administered by the Committee or by an executive officer of the Company who is designated by the Board or the Committee to administer the Plan (the "Plan Administrator"), except for those items expressly reserved to the Board or the Committee under the Plan. Any decisions made by the Board, the Committee or the Plan Administrator shall be applicable equally to all Eligible Employees.

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     3.2  Administration and Interpretation by  the  Plan
          Administrator

     Subject to the provisions of the Plan, the Plan Administrator shall have exclusive authority, in its, his or her discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of the Code. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless revised by the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's other officers or employees as the Plan Administrator so determines.

SECTION 4.  STOCK SUBJECT TO PLAN

     Subject  to  adjustment from time to time as provided  in
Section 19, a maximum of 150,000 shares of Stock may be sold under the Plan. Shares sold under the Plan shall be drawn from authorized and unissued shares or shall be shares acquired by the Company. Any shares of Stock that have been made subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option), including, without limitation, in connection with the cancellation or termination of the Option, shall again be available for sale in connection with future grants of Options under the Plan.

SECTION 5.  OFFERING DATES

     5.1  Offering Periods

     The Plan shall be implemented by a series of offerings (each, an "Offering"). Except as otherwise set forth below, Offerings shall commence on July 1 and January 1 of each year and end on the next December 31 and June 30, respectively, occurring thereafter. Notwithstanding the foregoing, the Board or the Committee may establish (a) a different term for one or more Offerings and (b) different commencing and ending dates for such Offerings; provided, however, that an Offering Period (the "Offering Period") may not exceed five years; and provided further that if the Purchase Price may be less than 85% of the fair market value of the Stock on the Purchase Date, the Offering Period may not exceed 27 months. Unless the Plan Administrator in its sole discretion determines otherwise for future Offerings, an employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Unless the Plan Administrator in its sole discretion determines otherwise for future Offerings, Eligible Employees may not participate in more than one Offering at a time. In the event the first or the last day of an Offering Period is not a regular business day, then the first day of the Offering Period shall be deemed to be the next regular business day and the last day of the Offering Period shall be deemed to be the last preceding regular business day.

     5.2  Purchase Periods

     Each Offering Period shall consist of one or more consecutive purchase periods (each, a "Purchase Period"). Except as otherwise set forth below, Purchase Periods shall commence on July 1 and January 1 of each year and end on the next December 31 and June 30, respectively, occurring thereafter. Notwithstanding the foregoing, the Board or the Committee may establish (a) different terms for one or more Purchase Periods within an Offering Period and (b) different commencing dates and Purchase Dates for any such Purchase Period. The last day of each Purchase Period shall be the
Purchase Date for such Purchase Period. In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

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SECTION 6.  PARTICIPATION IN THE PLAN

     6.1  Initial Participation

     An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Plan Administrator during the enrollment period established by the Plan Administrator (the "Enrollment Period") a subscription (the "Subscription") in the form and manner prescribed by the Plan Administrator and by the date established by the Plan Administrator (the "Subscription Date"):

     (a) indicating   the  Eligible   Employee's  election  to
      participate in the Plan;

     (b) authorizing payroll deductions and stating the amount to be deducted regularly from the Participant's pay; and

     (c) authorizing the purchase of Stock for the Participant in each Purchase Period.

     An Eligible Employee who does not deliver a Subscription to the Plan Administrator during the Enrollment Period and on or before the Subscription Date shall not participate in the Plan for that Offering Period or for any subsequent Offering Period, unless such Eligible Employee subsequently enrolls in the Plan by delivering a Subscription to the Plan Administrator during the Enrollment Period and on or before the Subscription Date for such subsequent Offering Period. The Plan Administrator may, from time to time, change the Subscription Date as deemed advisable by the Plan Administrator in its, his or her sole discretion for the proper administration of the Plan.

     6.2  Continued Participation

     A Participant shall automatically participate in the next Offering Period until such time as such Participant withdraws from the Plan pursuant to Section 11.2 or terminates employment as provided in Section 12. If a Participant withdraws from an Offering pursuant to Section 11.1, the Participant is not required to file any additional
Subscription for the next subsequent Offering in order to continue participation in the Plan.

SECTION 7.  LIMITATIONS ON RIGHT TO PURCHASE SHARES

     7.1  $25,000 Limitation

     No Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) at a rate that exceeds $25,000 in fair market value, determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 7.1).

     7.2  Pro Rata Allocation

     In the event the number of shares of Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may be issued under the Plan only to the extent permitted by the Board or the Committee.

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SECTION 8.  PURCHASE PRICE

     The purchase price (the "Purchase Price") at which Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option granted under the Plan shall be 85% of the lesser of (a) the fair market value of the Stock on the Offering Date of such Offering and (b) the fair market value of the Stock on the Purchase Date. Notwithstanding the foregoing, the Board or the Committee may establish a different Purchase Price for any Offering, which shall not be less than the Purchase Price set forth in the preceding sentence. The fair market value of the Stock on the Offering Date or on the Purchase Date shall be the average of the high and low per share trading prices for the Stock as reported for such day by the Nasdaq National Market (or any national stock exchange (an "exchange") on which the Stock is at the time listed or admitted to trading). If no sales of the Stock were made on the Nasdaq National Market (or an exchange) on the transaction date, fair market value shall be the average of the high and low per share trading prices for the Stock as reported for the next preceding day on which sales of the Stock were made on the Nasdaq National Market (or an exchange).

SECTION 9.  PAYMENT OF PURCHASE PRICE

     9.1  General Rules

     Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant's Eligible Compensation unless the Plan Administrator in its sole discretion establishes other methods for payment of the Purchase Price and except as provided in Section 9.12 for leaves of absence. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant's Eligible Compensation during each pay period shall be determined by the Participant's Subscription.

     9.2  Change Notices

     During an Offering Period, a Participant may elect to increase or decrease the amount withheld from his or her compensation by providing an amended Subscription to the Plan Administrator by a date at least ten days prior to the end of the pay period for which such election is to be effective (the "Change Notice Date"); provided, however, that the Plan Administrator may change the Change Notice Date from time to time.

     9.3  Percent Withheld

     The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be at least 1% of the Participant's Eligible Compensation for such pay, but shall not exceed 15% of the Participant's Eligible Compensation for such pay period. Amounts shall be withheld only in whole percentages.

     9.4  Payroll Deductions

     Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in the Plan.

     9.5  Memorandum Accounts

     Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant's compensation shall be credited to such account, but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

     9.6  No Interest

     No interest shall be paid on cash payments or payroll deductions received or held by the Company.

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     9.7  Acquisition of Stock

     On each Purchase Date of an Offering Period, each Participant shall automatically acquire, pursuant to the exercise of the Participant's Option, the number of shares of Stock arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, that in no event shall the number of shares of Stock purchased by the Participant exceed the number of whole shares of Stock so determined, except to the extent that the Board or the Committee has determined that fractional shares may be issued under the Plan.

     9.8  Refund of Excess Amounts

     Any cash balance remaining in the Participant's account after a purchase of Stock at the end of a Purchase Period shall be refunded to the Participant as soon as practical after the Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is in an amount less than the amount necessary to purchase a whole share of Stock, and the Board or Committee has not determined that fractional shares may be issued, the Plan Administrator may establish procedures whereby such cash is maintained in the Participant's account and applied to the purchase of Stock in the subsequent Purchase Period or Offering Period.

     9.9  Withholding Obligations

     At the time the Option is exercised, in whole or in part, or at the time some or all of the Stock is disposed of, the Participant shall make adequate provision for federal and state withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Stock. The Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

     9.10 Termination of Participation

     No Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in the Offering or the Plan has terminated prior to such Purchase Date.

     9.11 Procedural Matters

     The  Plan Administrator may, from time to time, establish
(a) limitations on the frequency and/or number of changes in the amount withheld during the Offering, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Plan Administrator in its sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

     9.12 Leaves of Absence

     During leaves of absence approved by the Company and meeting the requirements of the applicable Treasury Regulations, a Participant may continue participation in the Plan by delivering cash payments to the Plan Administrator on the Participant's normal paydays equal to the amount of his or her payroll deduction under the Plan had the Participant not taken a leave of absence.

SECTION 10.  STOCK PURCHASED UNDER THE PLAN

     10.1 Restrictions on Transfer of Stock

     (a) Shares of Stock purchased under the Plan may be registered in the name of a nominee or held in such other manner as the Plan Administrator determines to be appropriate. Each Participant will be the beneficial owner of the Stock purchased under the Plan and will have all rights of beneficial ownership in such

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   Stock,  except  that the Participant may  not  transfer  or otherwise dispose of such Stock for a period of six months following the Purchase Date for such Stock.

     (b) Cash dividends paid on shares of Stock that are subject to the six-month restriction set forth in subparagraph
(a) above will be paid to the Participant. Dividends paid in the form of shares of Stock with respect to Stock that has been purchased under the Plan but which is subject to the six-month restriction set forth in subparagraph (a) above shall be credited to the Participant's account and shall be restricted for the same period as the Stock with respect to which the stock dividend was paid.

     (c) Upon termination of the Participant's employment because of retirement, disability or death, the six-month restriction set forth in subparagraph (a) above will be deemed to be satisfied as of the date of such termination.

     (d) The Company or brokerage firm or other entity selected by the Company may retain custody of any certificates representing the Stock purchased under the Plan for a period of time ending no earlier than the expiration of the six-month restriction set forth in subparagraph (a) above, or the Company, in its sole discretion, may deliver to Participants such certificates imprinted with a legend setting forth the restriction on transfer contemplated by the Plan and may place a stop transfer order with the Company's transfer agent against the Stock until it may be transferred in accordance with the Plan.

     10.2 ESPP Broker

     If the Plan Administrator designates or approves a stock brokerage or other financial services firm to hold shares purchased under the Plan for the accounts of Participants (the "ESPP Broker"), the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established in the Participant's name with the ESPP Broker. A Participant shall be free to undertake a disposition of the shares of Stock in his or her account at any time (subject to the provisions of Section 10.1), but, in the absence of such a disposition, the shares of Stock must remain in the Participant's account at the ESPP Broker until the holding period set forth in Code Section 423(a) has been satisfied. With respect to shares of Stock for which the Code
Section 423(a) holding periods have been satisfied, the Participant may move those shares of Stock to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423(a) holding period.

     10.3 Notice of Disposition

     By entering the Plan, each Participant agrees to give the Company prompt notice of any Stock acquired in an Offering that is disposed of within the later of (a) two years after the Offering Date for such Offering and (b) one year after the Purchase Date for such Stock, showing the number of such shares disposed of and the Purchase Date for such Stock. This notice shall not be required if and so long as the Company has a designated ESPP Broker.

SECTION 11.  VOLUNTARY WITHDRAWAL

     11.1 Withdrawal From an Offering

     A Participant may withdraw from an Offering by providing to the Plan Administrator a notice of withdrawal in the form and manner required by the Plan Administrator for such purpose. Such withdrawal must be elected within the time period established for an Offering Period by the Plan Administrator. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in that Purchase Period and any earlier Purchase Periods. Unless the Plan Administrator establishes a different rule, withdrawal from an Offering shall not result in a withdrawal

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from  the  Plan  and  any  succeeding  Offering   therein.   A
Participant is prohibited from again participating in the same
Offering  at any time upon withdrawal from such Offering.

     11.2 Withdrawal From the Plan

     A Participant may withdraw from the Plan by providing to the Plan Administrator a notice of withdrawal in the form and manner required by the Plan Administrator for such purpose. Such notice must be provided to the Plan Administrator within the time period established for an Offering Period by the Plan Administrator. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in that Purchase Period and any earlier Purchase Periods. In the event a Participant voluntarily elects to withdraw from the Plan, the withdrawing Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by again satisfying the definition of Participant.

     11.3 Return of Payroll Deductions

     Upon withdrawal from an Offering pursuant to Section 11.1 or from the Plan pursuant to Section 11.2, the withdrawing Participant's accumulated payroll deductions that have not been applied to the purchase of Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant, and the Participant's interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

SECTION 12.  TERMINATION OF EMPLOYMENT

     Termination of a Participant's employment with the Company for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant's participation in the Plan. The payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant's death, to the Participant's legal representative, and all the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 12.

SECTION 13.  RESTRICTIONS UPON ASSIGNMENT

     An Option granted under the Plan shall not be transferable otherwise than by will or by the applicable laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant. The Plan Administrator will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant, other than by will or by the applicable laws of descent and distribution, of the Participant's interest in the Plan, of his or her Option or of any rights under his or her Option.

SECTION 14.  NO RIGHTS OF SHAREHOLDER UNTIL SHARES ISSUED

     With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, the shares have been issued following exercise of the Participant's Option.

SECTION 15.  AMENDMENT OF THE PLAN

     The Board or the Committee may amend the Plan in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Code Section 423 or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

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SECTION 16.  TERMINATION OF THE PLAN

     The Board may suspend or terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate on, and no Options shall be granted after, May 22, 2007, except that such termination shall have no effect on Options granted prior thereto. No Options shall be granted during any period of suspension of the Plan.

SECTION 17.  NO RIGHTS AS AN EMPLOYEE

     Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent Corporation or Subsidiary Corporation or to affect the right of the Company and the Parent Corporations and Subsidiary Corporations to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

SECTION 18.  EFFECT UPON OTHER PLANS

     The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent Corporation or Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation to
(a) establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 19.  ADJUSTMENTS

     19.1 Adjustment of Shares

     In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Stock, then (subject to any required action by the Company's shareholders) the Board or the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances (i) in the maximum number and kind of securities subject to the Plan as set forth in Section 4 and (ii) the number and kind of securities subject to any outstanding Option and the per share price of such securities. The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

     19.2 Merger,  Acquisition  or  Liquidation  of   the
          Company

     In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets, or the liquidation or dissolution of the Company, the Purchase Date with respect to outstanding Options shall be the business day immediately preceding the effective date of such merger, consolidation, liquidation or dissolution unless the Board or the Committee shall, in its sole discretion, provide for the assumption or substitution of such Options in a manner complying with Code Section 424(a).

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     19.3 Limitations

     The grant of Options will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 20.  REGISTRATION

     The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

SECTION 21.  EFFECTIVE DATE

     The Plan's effective date is the date on which it is approved by the Company's shareholders.

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